EXHIBIT 99

TRUSTCASH HOLDINGS, INC. and PAIVIS, CORP. Announce Signing of Amended and Restated Definitive Agreement and Plan of Merger; Paivis Shareholders to Receive $0.10/Share in Cash Plus One Share of TRUSTCASH Common Stock

TRUSTCASH HOLDINGS, INC. ("TRUSTCASH") (OTCBB: TCHH) and PAIVIS, CORP. ("PAIVIS") (OTCBB: PAVCE) today jointly announced their execution of a Amended and Restated Definitive Agreement and Plan of Merger (the "Merger Agreement") pursuant to which TRUSTCASH has agreed, through a wholly-owned subsidiary, to acquire 100% of the issued and outstanding common shares of PAIVIS, and PAIVIS has agreed, at the closing of the transaction, to become a wholly-owned subsidiary of TRUSTCASH. As consideration in the merger transaction, TRUSTCASH has agreed to pay $0.10/share in cash plus one share TRUSTCASH common stock for each common share held by PAIVIS shareholders.

Greg Moss, the Chief Executive Officer of TRUSTCASH, commented, "We are pleased to complete this amended Merger Agreement to the benefit of the shareholders. We believe Paivis is very important for this future of this company and we believe this new structure is not only simpler but very positive for all involved. We look forward to completing the next steps towards becoming one great company."

Edwin Kwong, the Interim Chief Executive Officer of PAIVIS, commented further, "With the signing of the new Amended Merger Agreement we feel we have achieved a much simpler transaction that still provides quality value to our shareholders. We have said before, and still believe that the future of the combined corporations holds a lot of potential for value creation for our shareholders."

The parties have agreed to use their best efforts to consummate the transaction by March 31, 2008, or as soon as practicable thereafter.

The Merger Agreement, which includes all details of the transaction, will be filed by TRUSTCASH and PAIVIS as an exhibit to a Current Report on Form 8-K with the U.S. Securities and Exchange Commission as required. The Merger Agreement contains certain conditions precedent to consummation of the merger and customary subjects, including but not limited to the audits of Paivis and its acquisitions being completed, financing being secured by Trustcash respective shareholder approval, obtaining consents, providing certified lists of shareholders and delivery of certain due diligence and other corporate documents.

About Trustcash

Through its Trustcash brand and website www.trustcash.com, the Company is a pioneer of anonymous payment systems for the internet. It developed a business based on the sale of a stored value card (both virtual and physical) that can be used by consumers to make secure and anonymous purchases on the internet without disclosing their credit card or personal information. Trustcash provides to its customers the "Trustcash(TM)" payment card, which is sold in denominations ranging from $10 to $200 either online, through any of over 500 websites, or at over 50,000 retail locations in the United States via MoneyGram. Trustcash's non-reloadable, virtual Trustcash card is the only "stored value card" that can be purchased where no personal data is stored or available, providing a unique level of both security and privacy to the purchaser.

About Paivis, Corp.

Paivis, Corp. is a wholesale telecommunications carrier that sells prepaid "point-of-sale activated" and live cards. Paivis generates its revenues through the sale of prepaid calling cards and wireless services, and international wholesale termination. Products are sold throughout many of the country's major retail outlets, including Duane Reade, 7-Eleven, and Chevron.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "PLSLRA") provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

Statements contained herein that are not based on historical fact, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the PSLRA. TRUSTCASH and PAIVIS intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements are based on current assumptions but involve known and unknown risks and uncertainties that may cause TRUSTCASH and PAIVIS actual results, performance or achievements to differ materially from current expectations. These risks include economic, competitive, governmental, technological and other factors discussed in TRUSTCASH and PAIVIS annual, quarterly and other periodic public filings on record with the Securities and Exchange Commission which can be viewed free of charge on its website at http://www.sec.gov.

Contacts:

Paivis, Corp.

Edwin Kwong

Interim Chief Executive Officer

Phone: 404-601-2885

www.paivis.com

Trustcash Investor Relations

Greg Moss

1-800-975-5196

www.trustcash.com

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